Exhibit 10-19



  THIS IS AN OPEN-END MORTGAGE, AS DEFINED BY ACT. NO. 126 OF 1990, P.L. 525,
            OCTOBER 12, 1990, 42 P.A.C.S.A. SECTION 8143, ET. SEQ.,
                         WHICH SECURES FUTURE ADVANCES

                    OPEN-END MORTGAGE AND SECURITY AGREEMENT

                                  $4,700,000.00


     THIS OPEN-END MORTGAGE AND SECURITY AGREEMENT, made the 31st day of December, 1997, by Erie Hotel LLC, a New York limited liability company, with an office for the transaction of business located at 100 Corporate Woods, Rochester, New York 14623, the MORTGAGOR to KEYBANK NATIONAL ASSOCIATION, a national banking association with its principal office located at 50 Fountain Plaza, Buffalo, New York 14202, the MORTGAGEE.

     WITNESSETH, that to secure the payment of an indebtedness evidenced by a certain Promissory Note bearing even date herewith in the principal sum of Four Million Seven Hundred Thousand and 00/100 ($4,700,000.00) Dollars lawful money of the United States, as the same may be modified, renewed or extended (the "Note") which sum, with interest thereon is to be paid by Mortgagor to Mortgagee in accordance with the terms of said Note; to secure the payment by Mortgagor to Mortgagee of all indebtedness, liabilities and obligations now existing or which may hereafter arise by reason of the Note, this Mortgage or any of the Loan Documents (as that term is defined in the Note) or any renewals, extensions or modifications of the same; to secure the payment of any future advances made to Mortgagor pursuant to the Note, this Mortgage or any of the Loan Documents or any renewals, extensions or modifications of the same; and to secure the performance of each covenant, term and provision by Mortgagor to be performed pursuant to this Mortgage or any other Loan Document or any renewals, extensions or modifications of the same, Mortgagor hereby mortgages to Mortgagee, its successors and assigns, the following described property (the "Mortgaged Property") whether now owned or held or hereafter acquired:

     ALL THAT TRACT OR PARCEL OF LAND situate in the Township of Summit, County of Erie, Commonwealth of Pennsylvania, and being the same premises described in Schedule "A" hereto annexed and made a part hereof (the "Premises").

     ALL RIGHT, TITLE AND INTEREST of Mortgagor in and to any and all buildings, structures and improvements, including without limitation, the foundations and footings thereof, now or at any time hereafter erected, constructed or situated upon the Premises or any part thereof (the "Improvements").

     TOGETHER with all fixtures, chattels and articles of personal property now or hereafter attached to or used in connection with the Premises, together with any and all replacements thereof and additions thereto (the "Chattels"). This Mortgage shall be considered a financing statement



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pursuant to the provisions of the Uniform  Commercial  Code,  covering  fixtures which are affixed to the Premises. The types of collateral covered hereby are described in this paragraph. The debtor is Erie Hotel LLC. The secured party is KEYBANK NATIONAL ASSOCIATION. Their addresses are set forth above.

     TOGETHER with all right, title and interest, if any, of Mortgagor of, in and to the bed of any street, road or avenue, opened or proposed, in front of, adjoining or abutting upon the Premises to the center line thereof

     TOGETHER with any and all awards heretofore and hereafter made to the present and all subsequent owners of the Premises by any governmental or other lawful authorities for the taking by eminent domain of the whole or any part of the Premises, or any easement therein, including any awards for any changes of grade of streets, which said awards are hereby assigned to Mortgagee, who is hereby authorized to collect and receive the proceeds of any such awards from such authorities and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the amount owing on account of this Mortgage and the Note, notwithstanding the fact that the amount owing thereon may not then be due and payable.

     TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, PROVIDED ALWAYS that if Mortgagor shall pay or cause to be paid to Mortgagee, its successors and assigns, said principal sum of money and other charges mentioned and set forth in this Mortgage and in the Note, together with interest thereon, then and from thence forth, the Mortgaged Property and the estate hereby granted shall cease, determine and be void.

     AND Mortgagor covenants with Mortgagee as follows:

     1 . REPRESENTATIONS. Mortgagor hereby represents and warrants to Mortgagee as follows:


         (a) That the Loan Documents (as that term is defined in the Note) are in all respects validand legally binding obligations, enforceable in accordance with their respective terms.

         (b) That the execution and delivery of the Loan Documents by Mortgagor and any guarantor do not, and the performance and observance by Mortgagor and any guarantor of their obligations thereunder will not, contravene or result in a breach of (i) if Mortgagor or any guarantor purports to be a limited liability company or a corporation, any provision of Mortgagor's or any guarantor's articles of organization or operating agreement, or corporate charter or by-laws, or, if Mortgagor or any guarantor purports to be partnership, any provision of Mortgagor's or any guarantor's partnership agreement or certificate, or (ii) any governmental requirements, or (iii) any decree or judgment binding on Mortgagor or any guarantor, or (iv) any agreement or instrument binding on Mortgagor or any guarantor or any of their respective properties, nor will the same result in the creation of any lien or security interest under any such agreement or instrument.



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         (c) That there are no actions,  suits,  investigations  or  proceedings pending, or, to the knowledge of Mortgagor, threatened against or affecting Mortgagor (or any member of Mortgagor), any guarantor or the Mortgaged Property, or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof, or which will affect Mortgagor's ability to repay the Note, at law or in equity or before or by any governmental authority.

         (d) That Mortgagor has no knowledge of any violations or notices of violations of any requirements.

         (e) If Mortgagor or any guarantor purports to be a limited liability company or a corporation, that (i) it is a limited liability company or a corporation duly organized, validly existing and in good standing under the laws of the state in which it is organized or incorporated, (ii) if required by the laws of the state in which the Premises is located, it is duly qualified to do business and is in good standing therein, (iii) it has the power, authority and legal right to own and operate its properties and assets, carry on the business now being conducted and proposed to be conducted by it, and to engage in the transactions contemplated by the Loan Documents, and (iv) the execution and delivery of the Loan Documents to which it is a party and the performance and observance of the provisions thereof have been duly authorized by all necessary actions.

         (f) That all utility services necessary and sufficient for the construction, development and operation of the Mortgaged Property for its intended purposes are presently available to the Premises (or the boundaries thereof if this Mortgage is executed in conjunction with a construction loan) through dedicated public rights of way or through perpetual private easements, approved by Mortgagee, with respect to which the Mortgage creates a valid, binding and enforceable first lien, including, but not limited to, water supply, storm and sanitary sewer, gas, electric and telephone facilities, and drainage.

         (g) That neither the Mortgaged Property nor any portion thereof is now damaged or injured as result of any fire, explosion, accident, flood or other casualty or has been the subject of any taking, and to the knowledge of Mortgagor, no taking is pending or contemplated.

         (h) That any brokerage commissions due in connection with the transactions contemplated hereby have been paid in full and that any such commissions coming due in the future will be promptly paid by Mortgagor. Mortgagor agrees to and shall indemnify Mortgagee from any liability, claims or losses arising by reason of any such brokerage commissions. This provision shall survive the repayment of the Note and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

         (i) That the financial statements of Mortgagor and any guarantor previously delivered to Mortgagee are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the respective financial conditions of Mortgagor and any guarantor as of the respective dates thereof and the results of their operations for the periods covered thereby; that no adverse change has occurred in the assets, liabilities, or financial conditions reflected therein since the respective dates thereof, and that no



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     additional  borrowings  have been made by Mortgagor or any guarantor  since the date thereof other than the borrowing contemplated hereby.

         (j) That all federal, state and other tax returns of Mortgagor and any guarantor required by law to be filed have been filed, that all federal, state and other taxes, assessments and other governmental charges upon Mortgagor and any guarantor or their respective properties which are due and payable have been paid, and that Mortgagor and any guarantor have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods for which such returns have been filed.

         (k) That Mortgagor has made no contract or arrangement of any kind or type whatsoever (whether oral or written, formal or informal), the performance of which by the other party thereto could give rise to a lien or encumbrance on the Mortgaged Property, except for contracts (all of which have been disclosed in writing to Mortgagee).

         (1) That the rights of way for all roads necessary for the full utilization of the Improvements for their intended purposes have either been acquired by the Mortgagor, the appropriate governmental authority or have been dedicated to public use and accepted by such governmental authority, and all such roads shall have been completed, or all necessary steps shall have been taken by Mortgagor and such governmental authority to assure the complete construction and installation thereof prior to the date upon which access to the Mortgaged Property via such roads will be necessary. Allcurb cuts, driveway permits and traffic signals necessary for access to the Mortgaged Property are existing or have been fully approved by the appropriate governmental authority.

         (m) That no Event of Default (hereinbelow defined) exists and no event which but for the passage of time, the giving of notice or both would constitute an Event of Default has occurred.

     2. THE INDEBTEDNESS. Mortgagor will pay the indebtedness as provided in the Note or in any modification, renewal or extension of the Note.

     3 . INSURANCE. At all times that the Note is outstanding, including without limitation during any construction period (a "Construction Period"), Mortgagor shall maintain, or shall cause to be maintained, insurance with respect to the Premises the Improvements and the Chattels against such risks and for such amounts as are customarily insured against by businesses of like size and type paying, as the same become due and payable, all premiums in respect thereto, including but not limited to:

         (a) Prior to completion of construction of the Improvements, builder's risk all risk (or equivalent coverage) insurance upon any work done or material furnished in connection with construction of the Improvements, issued to Mortgagor and Mortgagee and written in non-reporting completed form in the principal amount of the Note and with respect to the Improvements and at such time that builder's risk insurance shall not be available due to completion of the construction



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     of the Improvements, or if all Improvements have been completed,  insurance protecting the interests of the Mortgagor and Mortgagee as their interests may appear against loss or damage to the Improvements by fire, lightning, flood and other casualties normally insured against, with a uniform standard extended coverage endorsement, such insurance at all times to be in an amount of the Note or the total cash replacement value of the Improvements not covered by builder's risk insurance, as determined at least once every three years by a recognized appraiser or insurer selected by the Mortgagor and approved by the Mortgagee.

         (b) Boiler and machinery insurance covering physical damage to the Improvements and to the major components of any central heating, air conditioning or ventilation systems and such other equipment as Mortgagee shall designate.

         (c) Business interruption insurance in an amount sufficient to prevent Mortgagor from becoming a co-insurer within the terms of the applicable policies and sufficient to cover the continued loss of income for a period of one (1) year from the Mortgaged Property and, in all events, based upon the projected expenses and net operating income of the Mortgage Property, in an amount not less than $1,000,000.00.

         (d) Workers' compensation insurance, disability benefits insurance, and such other form of insurance which the Mortgagor is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of Mortgagor who are located at or assigned to the Premises or who are responsible for the construction of the Improvements.

         (e) Insurance protecting Mortgagor and Mortgagee against loss or losses from liabilities imposed by law or assumed in any written contract and arising from personal injury and death or damage to the property of others caused by accident or occurrence, in such amounts as may be designated from time to time by Mortgagee, excluding liability imposed upon the Mortgagor by any applicable workers' compensation law, or such other amounts as may be required in writing by the Mortgagee; and a blanket excess liability policy in an amount reasonably satisfactory to the Mortgagee protecting Mortgagor and Mortgagee against any loss or liability or damage for personal injury or property damage.

     4. OTHER INSURANCE PROVISIONS, All insurance required under this Mortgage shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by the Mortgagor and authorized to write such insurance in the Commonwealth of Pennsylvania and acceptable to the Mortgagee. Such insurance may be written with deductible amounts comparable to those on similar policies carried by other entities engaged in businesses similar in size, character and other respects to those in which the Mortgagor is engaged. All policies evidencing such insurance shall provide for (i) payment of the losses to Mortgagor and Mortgagee as their respective interests may appear, and (ii) at least thirty (30) days written notice to Mortgagor and Mortgagee prior to cancellation, reduction in policy limits or material change in coverage thereof. The insurance required by Section 3(a) shall contain a Pennsylvania mortgagee endorsement in favor of Mortgagee. All insurance required hereunder shall be in form, content and coverage satisfactory to the Mortgagee. The original policy, or a certified



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duplicate copy thereof,  for all insurance required hereby shall be delivered to
Mortgagee. So long as no Event of Default shall have occurred and is continuing, the Mortgagor may adjust losses and receive insurance proceeds in amounts not greater than $250,000.00 without the prior written consent of the Mortgagee. If an Event of Default has occurred and is continuing, or if the insurance proceeds to be paid with respect to a casualty are equal to or greater than $250,000.00, then the Mortgagor may not adjust a casualty loss or receive such proceeds without the prior written consent of the Mortgagee. The proceeds of any insurance equal to or greater than $250,000.00 shall be paid to the Mortgagee and may be applied by the Mortgagee toward the payment of any monies secured by this Mortgage, or, may be paid over, wholly or in part, to the Mortgagor for the repair of the Improvements or for any other purpose or object satisfactory to the Mortgagee. The Mortgagor shall be obligated to repair and restore the Mortgaged Property following the occurrence of a casualty only if the proceeds of insurance are made available to the Mortgagor. Mortgagor shall deliver to Mortgagee at least thirty (3 0) days prior to the expiration date of any insurance coverages required hereunder, a certificate reciting that there is in full force and effect, with a term covering at least the next succeeding year, insurance in the amounts and of the types required hereunder.

     5. ALTERATIONS. No Improvements shall be structurally altered, removed or demolished without the prior written consent of Mortgagee.

     6. APPOINTMENT OF RECEIVER. Mortgagee in any action to foreclose this Mortgage shall be entitled, without notice and as a matter of right and without regard to the adequacy of any security of the indebtedness or the solvency of Mortgagor, upon application to any court having jurisdiction, to the appointment of a receiver of the rents, income and profits of the Mortgaged Property.

     If an Event of Default (hereinbelow defined) occurs under this Mortgage, as a matter of right and without regard to the adequacy of any security for the Note, the Mortgagor, upon demand of the Mortgagee, shall surrender the possession of, and it shall be lawful for Mortgagee, by such officer or agent as it may appoint, to take possession, of all or any part of the Mortgaged Property together with the books, papers, and accounts of the Mortgagor pertaining thereto, and to hold, operate and manage the same, and from time to time to make all needed repairs and improvements as Mortgagee shall deem wise; and, if Mortgagee deems it necessary or desirable, to complete construction and equipping of any Improvements and in the course of such construction or equipping to make such changes to the same as it may deem desirable; and Mortgagee may sell the Mortgaged Property or any part thereof, or institute proceedings for the complete or partial foreclosure of the lien of this Mortgage on the Mortgaged Property, or lease the Premises or any part thereof in the name and for the account of the Mortgagor or Mortgagee and collect, receive and sequester the rents, revenues, earnings, income, products and profits therefrom, and out of the same and any other monies received hereunder pay or provide for the payment of, all proper costs and expenses of taking, holding, leasing, selling and managing the same, including reasonable compensation to Mortgagee, its agents and counsel, and any charges of Mortgagee hereunder, and any taxes and other charges prior to the lien of this Mortgage which Mortgagee may deem it wise to pay.


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     7. PAYMENT OF TAXES. Mortgagor will pay all taxes, assessments, sewer rents or water rates or sums due under any payment in lieu of tax agreement ("Pilot Agreement") and in default thereof, Mortgagee may pay the same. In the event that Mortgagee shall pay any such tax, assessment, sewer rent or water rate, Mortgagee shall have the right, among other rights, to declare the amount so paid with interest thereon immediately due and payable, and upon default of Mortgagor in paying any such amount with interest thereon, Mortgagee shall have the right to foreclose for such amount subject to the continuing lien of this Mortgage for the balance of the mortgage indebtedness not then due.

     In the event that the Mortgagor should fail to pay any sum the Mortgagor has agreed to pay pursuant to this covenant for a period in excess of sixty (60) days after the same is due and payable, in addition to any other remedies available to the Mortgagee hereunder, the Mortgagee may, at its option, require that the Mortgagor deposit with the Mortgagee, monthly, one-twelfth (1/12th) of the annual charges for taxes and any other sums the Mortgagor is obligated to pay pursuant to this covenant and the Mortgagor shall make such deposits with the Mortgagee. The Mortgagor shall simultaneously therewith deposit with the
Mortgagee a sum of money which together with the monthly installments aforementioned will be sufficient to make payment of all sums required to be paid hereunder at least thirty (30) days prior to the due date of such payments, it being understood that the Mortgagee shall calculate the amount of such deposits and notify the Mortgagor of the sum due. Should an Event of Default (hereinbelow defined) occur, the funds deposited with the Mortgagee pursuant to this provision may be applied in payment of the charges for which said funds shall have been deposited or to the payment of any other sums secured by this Mortgage as the Mortgagee sees fit.

     8. PAYMENT OF MORTGAGE TAXES. Mortgagor shall pay all taxes imposed by any statute, order or regulation, whether said tax is imposed at the time of recording or subsequent thereto. This obligation shall survive the satisfaction or other termination of this Mortgage.

     9. STATEMENT OF AMOUNT DUE. Mortgagor, within five (5) days upon request in person or within fifteen (15) days upon request by mail, will furnish a written statement duly acknowledged of the amount due on this Mortgage and whether any offsets or defenses exist against the said indebtedness.

     10. NOTICES. Any notices required or permitted to be given hereunder shall be: (i) personally delivered or (ii) given by registered or certified mail, postage prepaid, return receipt requested, or (iii) forwarded by overnight courier service, in each instance addressed to the addresses set forth at the head of this Mortgage, or such other addresses as the parties may for themselves designate in writing as provided herein for the purpose of receiving notices hereunder. All notices shall be in writing and shall be deemed given, in the case of notice by personal delivery, upon actual delivery, and in the case of appropriate mail or courier service, upon deposit with the U.S. Postal Service or delivery to the courier service.

     11. WARRANTY OF TITLE. Mortgagor warrants the title to the Premises, Improvements and Chattels.



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     12. SALE IN ONE PARCEL.  In case of a sale, the Premises may be sold in one parcel together with the Improvements and Chattels. Should the Premises consist of more than one parcel, in the event of a foreclosure of this Mortgage or any mortgage at any time consolidated with this Mortgage, Mortgagor agrees that Mortgagee shall be entitled to a judgment directing the referee appointed in the foreclosure proceeding to sell all of the parcels constituting the Premises at one foreclosure sale, either as a group or separately and that the Mortgagor expressly waives any right that it may now have or hereafter acquire to (i) request or require that the parcels be sold separately or (ii) request, if Mortgagee has elected to sell parcels separately, that there be a determination of any deficiency amount after any such separate sale or otherwise require a calculation of whether said parcel or parcels separately sold were conveyed for their "fair market value".

     13. ASSIGNMENT OF RENTS AND LEASES. The rents, income, security deposits and profits of the Premises and all leases at any time existing are hereby assigned to Mortgagee as further security for the payment of said indebtedness, and Mortgagor shall, on demand, surrender possession of the Premises and Improvements and Chattels to Mortgagee, and hereby consents that, at any time after such demand, Mortgagee may enter upon and take possession of the Premises and Improvements and Chattels and let the same and collect all rents, income and profits therefrom which are due or to become due and apply the same, after payment of all charges and expenses, on account of any part of said indebtedness, whether matured or not, but Mortgagee hereby waives the right to enter upon and take possession of the Premises and Improvements and Chattels for the purpose of collecting said rents, income and profits, and Mortgagor shall be entitled to collect and receive said rents, income and profits (except as might be otherwise provided in any assignment of rents and leases executed in connection with this Mortgage), until the occurrence of an Event of Default. If an Event of Default occurs, Mortgagee, by virtue of such right to possession, or as the agent of Mortgagor may dispossess, by the usual summary proceedings, any tenant then or thereafter in default in the payment of any rent, and Mortgagor hereby irrevocably appoints Mortgagee the agent of Mortgagor for such purpose. In the event that Mortgagor is an occupant of the Premises or the Improvements, Mortgagor agrees to surrender possession of the Premises or Improvements so occupied as Mortgagee may demand and in default of so doing, Mortgagor may also be dispossessed by the usual summary proceedings. Mortgagor makes these covenants for the benefit of Mortgagee and any subsequent owner of the Mortgaged Property and these covenants shall become effective immediately after the happening of any Event of Default solely on the determination of Mortgagee, provided Mortgagee shall give notice of such determination to Mortgagor. In case of foreclosure and the appointment of a receiver of rents, the covenants herein contained shall inure to the benefit of such receiver.

     14. NEGATIVE COVENANTS. Mortgagor will not (i) execute an assignment of the rents, income or profits, or any part thereof from the Mortgaged Property except to Mortgagee, or (ii) except where the tenant is in default thereunder, terminate or consent to the cancellation or surrender of any lease of the Premises or Improvements or of any part thereof, now existing or hereafter to be made, having an unexpired term of two (2) years or more, except that any lease may be canceled provided that promptly after the cancellation or surrender thereof a new lease is entered into with a new tenant having a credit standing, in the judgment of the Mortgagee, at least equivalent to that of the tenant whose lease was canceled, on substantially the same terms as the terminated or



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canceled  lease,  or modify any such lease so as to shorten the  unexpired  term thereof or so as to  decrease  the amount of the rents  payable  thereunder,  or
(iii) accept prepayments of any sums to become due under such leases, except prepayments of rent for more than one (1) month in advance or prepayments in the nature of security for the performance of the tenants thereunder, (iv) in any other manner impair the value of the Mortgaged Property or the security of this Mortgage or (v) further encumber, alienate, hypothecate, grant a security interest in or grant any other interest whatsoever in the Mortgaged Property. No rent reserved under any lease of the Premises or Improvements has been assigned or anticipated, and no rent for any period subsequent to the date hereof has been collected in advance of the due date thereof Mortgagor will not execute any lease of all or a substantial portion of the Premises or Improvements except for actual occupancy by the tenant thereunder, and will at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all leases of the Premises or Improvements now or hereafter existing, on the part of the landlord thereunder to be kept and performed and will at all times do all things necessary to compel performance by the tenant under each lease of all obligations, covenants and agreements by such tenant to be performed thereunder. If any of such leases provide for the giving by the tenant of certificates with respect to the status of such leases, Mortgagor shall exercise its right to request such certificates within five (5) days of any demand therefor by Mortgagee. Mortgagor shall furnish to Mortgagee, upon request of Mortgagee to do so, a written statement containing the names of all tenants of the Premises or Improvements, the terms of their respective leases, the space occupied and the rentals payable thereunder.

     15. APPRAISAL: LOAN TO VALUE RATIO. For the purposes of this Section, the following terms shall be defined as follows:

         (a) "Appraisal" shall mean an appraisal of the fair market value ("as stabilized") of the Mortgaged Property prepared by an Appraiser.

         (b) "Appraiser" shall mean an appraiser selected by Mortgagor and approved by Mortgagee.

         (c) "Loan To Value Ratio" shall mean the percentage obtained by dividing the then outstanding principal balance under the Note by the fair market value of the Premises set forth in the Appraisal.

         (d) "Target Loan To Value Ratio" shall mean sixty (60%) percent or less.

     Within ninety (90) days from the date Mortgagee has mailed a written notice to Mortgagor requesting the same, Mortgagor shall provide Mortgagee, at Mortgagor's expense, with an Appraisal of the Mortgaged Property. An Appraisal may be required not more frequently than once every twelve (12) months except that it may also be required prior to any extension or renewal of the Note.

     When Mortgagee receives the Appraisal, it will determine the Loan To Value Ratio and if the Loan To Value Ratio is greater than the Target Loan To Value Ratio, the Mortgagor must, within thirty (30) days after receipt of the Appraisal, do one of the following:

         (e) Provide Mortgagee with collateral in addition to the Mortgaged Property (and any other collateral for the Note) which is in all respects acceptable to the Mortgagee which will reduce the Loan To Value Ratio to the Target Loan To Value Ratio; or

         (f) Make such principal payments (which will be accepted by Mortgagee without the payment of any prepayment penalty chargeable under the Note) as will reduce the principal balance of the Note to an amount which will reduce the Loan To Value Ratio to the Target Loan To Value Ratio; or

         (g) Pay all sums due Mortgagee under the Note or any other Loan Document (as that term is defined in the Note).

     16. BOOKS AND RECORDS.

         (a) In addition to any requirements elsewhere in the Loan Documents, Mortgagor shall keep and maintain at all times at Mortgagors' addresses stated in this Mortgage, or such other place as Mortgagee may approve in writing, complete and accurate books of accounts and records adequate to reflect correctly the results of the operation of the Mortgaged Property and copies of all written contracts, leases and other instruments which affect the Mortgaged Property. Such books, records, contracts, leases and other instruments shall be subject to examination and inspection at any reasonable time by Mortgagee, upon reasonable notice.

         (b) Upon request of Mortgagee in writing, Mortgagor shall promptly provide Mortgagee with all documents reasonably requested by Mortgagee prepared in the form and manner called for in such request and as may reasonably relate to the operation or condition thereof, or the financial condition of Mortgagor or any party obligated on the Note or under any guaranty, including, without limitation, all leases or leasehold interests granted to or by Mortgagor, operating statements, profit and loss statements and balance sheets, personal financial statements of Mortgagor or income tax returns (including quarterly returns), any or all of which documents shall be audited or certified as true and accurate by a certified public accountant, if requested by Mortgagee, and shall cover such period or periods as may be specified by Mortgagee.

     17. FUTURE LAWS. In the event of the passage after the date of this Mortgage of any federal state or municipal law, deducting from the value of land for the purposes of taxation any lien thereon, or changing in any way, the laws for the taxation of mortgages or debts secured by mortgages, or the manner of collection of any such taxes, so as to affect Mortgagee, this Mortgage, or said indebtedness, Mortgagee shall have the right to give thirty (30) days' written notice to Mortgagor requiring the payment of said indebtedness. If such notice be given, said indebtedness shall become due, payable and collectible at the expiration of said thirty (30) days.

     18. [INTENTIONALLY OMITTED]

     19. PROVISIONS REGARDING USE OF MORTGAGED PROPERTY. Mortgagor warrants and represents that:

         (a) Mortgagor is not responsible for any action or omission, and does not know of any action or omission by any prior owner, that would cause the Mortgaged Property to be subject to forfeiture pursuant to any law, rule or regulation (a "Forfeiture").

         (b) The Mortgaged Property has not been acquired with any proceeds from a transaction or an activity that would cause the Mortgaged Property to be subject to Forfeiture.

         Mortgagor covenants that Mortgagor will not use, and will not permit any third party to use, the Mortgaged Property or any portion thereof or interest therein for any purpose or activity that would cause a Forfeiture thereof

     20. ACTIONS AND PROCEEDINGS. If any action or proceeding be commenced to which action or proceeding Mortgagee is made a party and in which it becomes necessary in the opinion of Mortgagee to defend or uphold the lien of this Mortgage, all sums paid by Mortgagee for the expense of any litigation to prosecute and defend the rights and lien created by this Mortgage, including reasonable counsel fees, costs and allowances, shall, together with interest thereon be a lien on the Mortgaged Property and secured by this Mortgage and shall be collectible in like manner as said indebtedness and shall be paid by Mortgagor on demand.

     21. SECURITY INTEREST UNDER THE UNIFORM COMMERCIAL CODE. Mortgagee is authorized to sign as the agent of Mortgagor such agreement in addition to this Mortgage as Mortgagee at any time may deem necessary or proper or require to grant to Mortgagee a perfected security interest in the Chattels. Mortgagor hereby authorizes Mortgagee to file financing statements (as such term is defined in said Uniform Commercial Code) with respect to the Chattels, at any time, without the signature of Mortgagor. Mortgagor will, however, at any time upon request of Mortgagee, sign such financing statements. Mortgagor will pay all filing fees for the filing of such financing statements and for the refiling thereof at the times required, in the opinion of Mortgagee, by said Uniform Commercial Code. If the lien of this Mortgage be subject to any security agreement covering the Chattels, then in the event of any default under this Mortgage, all the right, title and interest of Mortgagor in and to any and all of the Chattels is hereby assigned to Mortgagee, together with the benefit of any deposits or payments now or hereafter made thereof by Mortgagor or the predecessors or successors in title of Mortgagor in the Mortgaged Property.

     22. CONDEMNATION. Any and all awards heretofore and hereafter made to Mortgagor and all subsequent owners of the Mortgaged Property by any governmental or other lawful authorities for the taking by eminent domain of the whole or any part of the Mortgaged Property or any easement therein, including any awards for any changes of grade of streets, are hereby assigned to Mortgagee. So long as no Event of Default has occurred and is continuing, the Mortgagor may settle and adjust claims and receive condemnation awards in amounts less than $250,000.00 without the prior written consent of the Mortgagee. In the event that an Event of Default has occurred and is continuing, or if any such claim is equal to or greater than $250,000.00, then the Mortgagee is hereby authorized to collect and receive the proceeds of any such awards from such authorities, to give proper receipts and acquittances therefor and to apply the same toward the payment of the amount owing on account of this Mortgage and said indebtedness, notwithstanding the fact that the amount owing thereon may not then be due and payable; and Mortgagor hereby covenants and agrees, upon request, to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid awards to Mortgagee free, clear and discharged of any and all encumbrances of any kind or nature whatsoever. Mortgagor shall continue to make all payments required by the Note until any such award shall have been actually received by Mortgagee and any reduction in said indebtedness resulting from the application by Mortgagee of such award shall be deemed to take effect only on the date of such receipt.

     Notwithstanding the foregoing, if any one or more of the portions of the Mortgaged Property described in subparagraphs (a) and (b) below shall be damaged or taken through condemnation, either temporarily or permanently, then the entire balance due under the Note and any other Loan Documents shall, at the option of Mortgagee, become immediately due and payable:

         (a) Any portion or portions of the Improvements or the support or foundation of any portion or portions of the Improvements; or

         (b) Any portion or portions of the Premises which, when so damaged or taken, would result either in (i) an impairment of access to the Improvements from the publicly dedicated rights of way now adjoining the Premises, or (ii) the failure of the Improvements to comply with any building code, zoning or other governmental laws or regulations, lease or other agreement to which the Mortgaged Property is subject.

     Mortgagor authorizes Mortgagee, at Mortgagee's option, following the occurrence and during the continuance of an Event of Default, as attorney in fact for Mortgagor, to commence, appear in and prosecute in Mortgagor's or Mortgagee's name, any action or proceeding relating to any condemnation or other taking of the Mortgaged Property and to settle or compromise any claim in connection with such condemnation or other taking.

     23. TITLE TO MORTGAGED PROPERTY. Mortgagor is now the owner of the Mortgaged Property upon which this Mortgage is a valid first lien for the amount above specified, with interest thereon at the rate set forth in the Note and there are no defenses or offsets to this Mortgage or to the said indebtedness.

     24. LEASES OF THE MORTGAGED PROPERTY. Mortgagor will not lease all or any portion of the Mortgaged Property or amend, modify or terminate any now existing or future lease of the Mortgaged Property without the prior written consent of Mortgagee. Notwithstanding the foregoing, all leases covering more than fifteen percent (I 5%) of the gross leasable area of the Mortgaged Property (if the Mortgaged Property is improved rental property) must require the tenant thereunder to provide Mortgagee with annual financial statements of the tenant certified to by an independent certified public accountant. Mortgagor, at Mortgagee's request, shall furnish Mortgagee with executed copies of all leases hereafter made of all or any part of the Mortgaged Property, and all leases now or hereafter entered into will be in form and substance subject to the approval of

Mortgagee. Upon Mortgagee's request, Mortgagor shall make a separate and distinct assignment to Mortgagee, as additional security, of all leases hereafter made a part of the Mortgaged Property.

     25. TRANSFER OF MORTGAGED PROPERTY. In the event of the sale, conveyance or transfer, by deed, any other voluntary or involuntary act or by operation of law or otherwise (including the entry into any land sale contract or other similar agreement) of-any interest in any of the stock of Mortgagor, if Mortgagor be a corporation, or partnership interest, if Mortgagor be a partnership, or of the Mortgaged Property or a part thereof, while this Mortgage shall remain a lien thereon, the full balance of the indebtedness then remaining unpaid, with interest, shall, at the option of the Mortgagee, or its assigns, be immediately due and payable without notice or demand unless the prior written consent of the Mortgagee to such sale, conveyance, or transfer shall have been obtained. A mortgage of the Mortgaged Property to any mortgagee other than the Mortgagee shall be deemed a conveyance for the purpose of this Section.

     26. ACCESS. Mortgagee, by its employees or agents, shall at all times have the right to enter upon the Mortgaged Property during reasonable business hours for the purpose of examining and inspecting the same.

     27. [INTENTIONALLY OMITTED].

     28. PERFORMANCE OF MORTGAGOR'S COVENANTS BY MORTGAGEE. In the event of any default in the performance of any of the covenants, terms, or provisions of Mortgagor under this Mortgage, Mortgagee may, at the option of Mortgagee, perform the same and the cost thereof, with interest, shall immediately be due from Mortgagor to Mortgagee and secured by this Mortgage.

     29. REMIEDIES NOT EXCLUSIVE. Mortgagee shall have the right from time to time, to take action to recover any amounts of past due principal indebtedness and interest thereon, or any installment of either, or any other sums required to be paid under the covenants, terms and provisions of this Mortgage or the Note, as the same become due, whether or not the principal indebtedness secured, or any other sums secured by the Note or this Mortgage shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for default or defaults by Mortgagor existing at the time such earlier action was commenced.

     30. ADDITIONAL ACTS AND DOCUMENTS. Mortgagor covenants that it will do, execute, acknowledge, deliver, file and/or record, or cause to be recorded every and all such further acts, deeds, conveyances, advances, mortgages, transfers and assurances, in law as Mortgagee shall require for the better assuring, conveying, transferring, mortgaging, assigning and confirming unto Mortgagee all and singular the Mortgaged Property.

     31. REMEDIES CUMULATIVE. The rights and remedies herein afforded to Mortgagee shall be cumulative and supplementary to and not exclusive of any other rights and remedies afforded the holder of this Mortgage and the Note.

     32. SUCCESSORS. All of the provisions of this Mortgage shall inure to the benefit of Mortgagee and of any subsequent holder of this Mortgage and shall be binding upon Mortgagor and each subsequent owner of the Mortgaged Property.

     33. EFFECT OF RELEASES. Mortgagee, without notice, may release any part of the security described herein, or any person or entity liable for any indebtedness secured hereby without in any way affecting the lien hereof upon any part of the security not expressly released, and may agree with any party obligated on said indebtedness or having any interest in the security described herein to extend the time for payment of any part or all of the indebtedness secured hereby. Such agreement shall not in any way release or impair the lien hereof, but shall extend the lien hereof as against the title of all parties having any interest in said security, which interest is subject to said lien, and no such release or agreement shall release any person or entity obligated to pay any indebtedness secured hereby.

     34. WAIVERS. Any failure by Mortgagee to insist upon the strict performance by Mortgagor Of any of the covenants, terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the covenants, terms and provisions of this Mortgage, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the covenants, terms and provisions of this Mortgage to be performed by Mortgagor. Neither Mortgagor nor any other person or entity now or hereafter obligated for the payment of the whole or any part of said indebtedness shall be relieved of such obligation by reason of (i) the failure of Mortgagee to comply with any request of Mortgagor, or of any other person or entity so obligated,
(ii) the failure of Mortgagee to take action to foreclose this Mortgage or otherwise enforce any of the covenants, terms and provisions of this Mortgage or the Note, (iii) the release, regardless of consideration, of the whole or any part of the security held for payment of said indebtedness or (iv) any agreement or stipulation between any subsequent owner or owners of the Mortgaged Property and Mortgagee modifying the covenants, terms and provisions of this Mortgage or the Note without first having obtained the consent of Mortgagor or such other person or entity. In the last mentioned event, Mortgagor and all such other persons or entities shall continue liable to make such payments according to the terms and provisions of any such agreement or extension or modification unless expressly released and discharged in writing by Mortgagee. Mortgagee may release, regardless of consideration, any part of the security held for payment of said indebtedness without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien. Mortgagee may resort for the payment of said indebtedness to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

     35. INTEREST ON ADVANCES. Wherever, under the provisions of this Mortgage or by law, Mortgagee is entitled to interest on advances made or expenses incurred, such interest shall be computed at a rate per annum which shall be the interest rate payable under the Note.

     36. MORTGAGEE NOT OBLIGATED. Nothing herein contained shall be construed as making the payment of any insurance premiums, taxes or assessments obligatory upon Mortgagee, although Mortgagee may pay same, or as making Mortgagee liable in any way for loss, damage or injury, resulting from the non-payment of any such insurance premiums, taxes or assessments.

     37. ADVANCES. Mortgagor will receive the advances secured by this Mortgage and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

     38. ENVIRONMENTAL WARRANTEES AND COVENANTS.

         (a) Warranties. Mortgagor makes the following representations and warranties, to the best of its knowledge, except as described in either environmental assessment report furnished by Mortgagor to Mortgagee in connection with the Mortgaged Property, (i) Mortgagor (or the present owner of the Mortgaged Property, if different) is in compliance in all respects with all applicable federal, state and local laws and regulations, including, without limitation, those relating to toxic and hazardous substances and other environmental matters (the "Laws"), (ii) no portion of the Mortgaged Property is being used or has been used at any previous time, -for the disposal, storage, treatment, processing or other handling of any hazardous or toxic substances, in a manner not in compliance with the Laws,
     (iii) the soil and any surface water and ground water which are a part of the Mortgaged Property are free from any solid wastes, toxic or hazardous substance or contaminant and any discharge of sewage or effluent; and (iv) neither the federal government nor the Commonwealth of Pennsylvania Department of Environmental Protection or any other governmental or quasi governmental entity has filed a lien on the Mortgaged Property, nor are there any governmental judicial or administrative actions with respect to environmental matters pending, or to the best of the Mortgagor's knowledge, threatened, which involve the Mortgaged Property.

         (b) Inspection. If Mortgagee has a reasonable basis therefore, Mortgagor agrees that Mortgagee or its agents or representatives may, at any reasonable time, upon reasonable notice and at Mortgagor's expense inspect Mortgagor's books and records and inspect and conduct any tests on the Mortgaged Property including taking soil samples in order to determine whether Mortgagor is in continuing compliance with the Laws, so long as the Mortgaged Property is restored to its condition prior to the commencement of such tests.

         (c) Agreement to Comply. If any environmental contamination is found on the Mortgaged Property for which any removal or remedial action is required pursuant to Law, ordinance, order, rule, regulation or governmental action, Mortgagor agrees that it will at its sole cost and expense, take such removal or remedial action promptly and to Mortgagee's satisfaction.

         (d) Indemnification. Mortgagor agrees to defend, indemnify and hold harmless Mortgagee, its employees, agents, officers and directors from and against any claims, actions, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, reasonable attorney and consultant fees, investigations and laboratory fees, court costs and litigation expenses of whatever kind or nature known or unknown, contingent or otherwise) arising out of or in any way related to: (i) the past or present disposal, release or threatened release of any hazardous or toxic substances on the Mortgaged Property; (ii) any personal injury (including wrongful death or property damage, real or personal) arising out of or related to such hazardous or toxic substances;
     (iii) any lawsuit brought or threatened, settlement reached or government order given relating to such hazardous or toxic substances; and/or (iv) any violation of any law, order, regulation, requirement, or demand of any government authority, or any policies or requirements of Mortgagee, which are based upon or in any way related to such hazardous or toxic substances.

         (e) Other Sites. Mortgagor knows of no on-site or off-site locations where hazardous or toxic substances from the operation of any Improvement have been stored, treated, recycled or disposed of

         (f) Leases. Mortgagor agrees not to lease or permit the sublease of the Mortgaged Property to a tenant or subtenant whose operations may result in contamination of the Mortgaged Property with hazardous or toxic substances.

         (g) Non-Operation by Mortgagee. Mortgagor acknowledges that any action Mortgagee takes under this Mortgage shall be taken to protect Mortgagee's security interest only; Mortgagee does not hereby intend to be involved in the operations of the Mortgagor.

         (h) Compliance Determinations. Mortgagor acknowledges that any determinations Mortgagee makes under this Section regarding compliance with environmental laws shall be made for Mortgagee's benefit only and are not intended to be relied upon by any other party.

         (i) Survival of Conditions. The provisions of ties Section shall be in addition to any other obligations and liabilities Mortgagor may have to Mortgagee at common law, and shall survive the transactions contemplated herein, subject to the limitations described in Section 4 of that certain Hazardous Substances Indemnity Agreement by and between the Mortgagor and the Mortgagee of even date herewith.

         (j) Definitions. The term "hazardous substance" shall include, without limit, any substance or material defined in 42 U.S.C. Section 9601 (as the same may be amended from time to time), the Hazardous Materials
     Transportation Act (as amended from to time), and any analogous Commonwealth of Pennsylvania statute (as may be amended from time to time) and in any regulations adopted or publications promulgated pursuant to any of the foregoing.

     39. EVENTS OF DEFAULT. The whole of the principal sum of the indebtedness secured hereby and interest thereon and all other sums due and payable hereunder shall become due, at the option of Mortgagee, if one or more of the following events (an "Event of Default") shall happen:

         (a) The occurrence of an "Event of Default" under the Note; or

         (b) If Mortgagor defaults in the payment of any tax, water rate or sewer rent or payment under any Pilot Agreement against the Mortgaged Property for thirty (30) days after the same become due and payable or fails to exhibit to Mortgagee, within thirty
     (30) days after demand, receipts showing payment of all taxes, water rates or sewer rents; or

         (c) The actual or threatened removal demolition or structural alteration, in whole or in part, of any Improvement, without the prior written consent of Mortgagee; or the removal, demolition or destruction in whole or in part, of any Chattels without replacing the, same with Chattels at least equal in quality and condition to those replaced, free from any security interest or other encumbrance thereon and free from any reservation of title thereto; or the commission of any waste in respect to the Mortgaged Property; or

         (d) Failure of Mortgagor to pay within fifteen (I 5) days after notice and demand any installment of any assessment made against the Premises for local improvements, heretofore or hereafter made, which assessment is, or may become, a lien on the Premises prior to the lien of this Mortgage, notwithstanding the fact that such installment be not due and payable at the time of such notice and demand; or

         (e) Failure of Mortgagor to pay the said indebtedness secured by this Mortgage within (30) days after notice and demand, in the event of the passage after the date of this Mortgage of any federal, state or municipal law deducting from the value of land for the purpose of taxation any Hen thereon, or changing in any way the laws now in force for the taxation of mortgages, or of debts secured by mortgages, or the manner of collection of any such taxes, so as to affect Mortgagee, this Mortgage or the indebtedness which is secured, notwithstanding that Mortgagor, before or after such notice, may have the option to pay or contest the payment of such tax; or

         (f) Failure of Mortgagor to maintain the Improvements on the Premises in a rentable or tenantable state of repair to the satisfaction of Mortgagee, for thirty (3 0) days after notice of such failure has been given to Mortgagor, or to comply with any order or requirement of any municipal, state, federal or other governmental authority having jurisdiction of the Premises within thirty (30) days after such order or requirement shall have been issued by any such authority; or failure of Mortgagor or of any tenant holding under Mortgagor, to comply with any and all and singular the statutes, requirements, orders or decrees of any federal, state or municipal authority relating to the use of the Mortgaged Property, or of any part thereof, or failure of Mortgagor to observe and timely perform all of the covenants, terms and provisions contained in any lease now or hereafter affecting the Premises or the Improvements or any portion thereof, on the part of the landlord to be observed and performed; or

         (g) Failure of Mortgagor, in the event of the entry of a final judgment for the payment of money against Mortgagor, to discharge such judgment or to have it stayed pending appeal within thirty (30) days from the entry thereof, or if such judgment shall be affirmed on appeal, the failure to discharge such judgment within thirty (30) days from the entry of such affirmance; or

         (h) Failure of Mortgagor to pay within fifteen (I 5) days after notice and demand any filing or refiling fees required hereunder; or

         (i) Failure of Mortgagor or any occupant of the Mortgaged Property, to allow or permit Mortgagee, or its duly authorized agent, to inspect said Mortgaged Property at any time and from time to time during reasonable business hours and following reasonable notice; or

         (j) Default for thirty (30) days after notice and demand in the observance or performance of any other covenant or agreement under this Mortgage.

     40. INTEREST TO ACCRUE. If the whole of the principal sum evidenced by the Note and interest, shall become due by exercise of the option of the Mortgagee after default by the Mortgagor under any of the terms, covenants and conditions of this Mortgage and/or the Note, or if the whole of said principal sum and interest shall mature and become due under the terms, covenants and conditions of this Mortgage and the Note regardless of default, if any, on the part of the Mortgagor, then interest on said principal sum shall continue to accrue at the rate provided for in the Note, and in this Mortgage, until said principal sum is fully paid.

     41. FLOOD INSURANCE. In addition to the terms and provisions of this Mortgage with regard to insurance, in the event the Premises are determined to be in a special flood hazard area as determined by any governmental agency, Mortgagor further covenants and agrees to fully insure the Premises and Improvements against loss or damage by flood, with coverage as is therein provided for by fire and other specified perils to the same extent and effect as if such flood insurance was therein specifically set forth.

     42. COSTS, EXPENSES AND ATTORNEY'S FEES. Should one or more Events of Default occur hereunder, and should an action be commenced for the foreclosure of this Mortgage, Mortgagee shall be entitled to recover all sums due hereunder, statutory costs, and in addition thereto, reasonable attorneys' fees in such proceeding and in all proceedings related thereto necessary to and related to the foreclosing proceeding, and such amount shall be added to the principal balance and interest then due and shall be a lien on the Mortgaged Property prior to any right or title to, interest in or claim upon the Mortgaged Property attaching and accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage and the indebtedness which it secures.

     43. [INTENTIONALLY OMITTED].

     44. TERMS. It is understood and agreed that the words, "Mortgagor" and "Mortgagee" herein shall include the respective heirs, successors and assigns of Mortgagor and Mortgagee.

     45. ENTIRE AGREEMENT. This Mortgage and the other Loan Documents constitute the entire understanding between Mortgagor, any guarantors, and Mortgagee and to the extent that any writings not signed by Mortgagee or oral statements or conversations at any time made or had shall be inconsistent with the provisions of this Mortgage and the other Loan Documents, the same shall be null and void.

     46. GOVERNING LAW; SEVERABILITY. This Mortgage shall be governed by the law of the jurisdiction in which the Mortgaged Property is located. In the event that any provision or clause of this Mortgage or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage or the Note which can be given effect without the conflicting provision, and to this end, the provisions of this Mortgage and the Note are declared to be severable.

     47. TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of Mortgagor under this Mortgage, the Note and any and all other Loan Documents.

     48. INDEMNIFICATION; SUBROGATION; WAIVER OF OFFSET.

         (a) Mortgagor shall indemnify, defend and hold Mortgagee harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Mortgaged Property or the loan which is the subject of the Note, and (ii) against any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs, and expenses (including its reasonable attorneys' fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be imposed on or incurred by Mortgagee at any time pursuant either to a judgment or decree or other order entered into by a court or administrative agency or to a settlement reasonably approved by Mortgagor, which judgment, decree, order or settlement relates in any way to or arises out of the offer, sale or lease of the Mortgaged Property and/or the ownership, use, occupation or operation of any portion of the Mortgaged Property, and is not caused by the gross negligence or willful misconduct, or other act or omission of the Mortgagee.

         (b) If Mortgagee is made a party defendant to any litigation brought by any person or entity other than the Mortgagor or a guarantor concerning the loan which is the subject of the Note, this Mortgage, the Mortgaged Property, or any part thereof, or any interest therein, or the occupancy thereof, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from all liability by reason of said litigation, including reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Mortgagee in any such litigation, whether or not any such litigation is prosecuted to judgment. If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or to prosecute any breach by Mortgagor of any of the terms hereof or to recover any sum secured hereby, Mortgagor shall pay to Mortgagee such reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses. The right to such attorneys fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Mortgagor breaches any term of this Mortgage, Mortgagee may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment following any breach by Mortgagor, Mortgagor shall pay Mortgagee reasonable attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of such breach.

         (c) A waiver of subrogation shall be obtained by Mortgagor from its insurance carrier and, consequently, Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Mortgaged Property, Mortgagor's property or the property of others under Mortgagor's control from any cause insured against or required to be insured against by the provisions of this Mortgage.

         (d) All sums payable by Mortgagor hereunder shall be paid without notice (except as may otherwise be provided herein), demand, counterclaim set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Mortgagor hereunder shall in no way be released, discharged or otherwise affected by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Mortgaged Property or any part thereof; (ii) any restriction or prevention of or interference with any use of the Mortgaged Property or any part thereof; (iii) any title defect or encumbrance or any eviction from the Premises or the Improvements or any part thereof by title superior or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation, or other like proceeding relating to Mortgagee, or any action taken with respect to this Mortgage by any trustee or receiver of Mortgagee, or by any court, in such proceeding;
     (v) any claim which Mortgagor has, or might have, against Mortgagee; (vi) any default or failure on the part of Mortgagee to perform or comply with any of the terms hereof or of any other agreement with Mortgagor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Mortgagor shall have notice or knowledge of any of the foregoing. Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution, or reduction of any sum secured hereby and payable by Mortgagor.

     49. WAIVER OF JURY TRIAL. The Mortgagor and the Mortgagee hereby waive trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Mortgage or any other Loan Document, or any instrument or document delivered in connection with the loan which is the subject of the Note, or the validity, protection, interpretation, collection or enforcement thereof or the relationship between Mortgagor and Mortgagee as borrower and lender, or any other claim or dispute howsoever arising between the Mortgagor and Mortgagee.

     50. BUILDING LOAN AGREEMENT. This Mortgage is executed in conjunction with a Building Loan Agreement dated of even date herewith, and any breach, violation or default in the performance of any covenant required to be performed under the Building Loan Agreement shall be an Event of Default under this Mortgage.

     Where used herein, the word, "Mortgagor" may be read "Mortgagors" where applicable.

     IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor and Mortgagee.

                                     ERIE HOTEL LLC

                                     BY:  ESSEX HOTELS II LLC
                                          its Managing Member

                                     BY:  ESSEX HOSPITALITY ASSOCIATES IV L.P.,
                                          its Managing Member

                                     BY:  Essex Partners Inc.,
                                          its General Partner


                                     BY:  /s/ Barbara J. Purvis
                                          --------------------------
                                          Barbara J. Purvis
                                          Senior Vice President




                                     KEYBANK NATIONAL ASSOCIATION


                                     BY:  /s/ Karen M. Cummings
                                          --------------------------
                                          Karen M. Cummings
                                          Vice-President


STATE OF NEW YORK       )
COUNTY OF MONROE        ) ss.:

     On this 31st day of December, 1997, before me personally came Barbara J. Purvis, to me personally known, who, being by me duly sworn, did depose and say that she is a Senior Vice President of Essex Partners Inc., a New York corporation and the general partner of Essex Hospitality Associates IV L.P., a New York limited partnership and the managing member of Essex Hotels 11 LLC, a New York limited liability company and the managing member of Erie Hotel LLC, the limited liability company described in and on whose behalf she executed the within Instrument; and she duly acknowledged to me that she signed her name thereto as the act and deed of said limited liability company.

                                         /s/ Mark R. Foerster
                                         -------------------------------------
                                             Notary Public

MARK R. FOERSTER
Notary Public in the State of New York
MONROE COUNTY
Commission Expires May 31, 1999

STATE OF NEW YORK         )
COUNTY OF ERIE            ) ss.:

     On the 31st day of December, 1997, before me personally came Karen M. Cummings, to me known who, being by me duly sworn, did depose and say that she resides in the Town of Amherst; that she is a Vice-President of KeyBank National Association, the corporation described in and which executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.



                                           /s/ Louis C. Fessard
                                           ------------------------------
                                                     Notary Public


LOUIS C. FESSARD
Notary Public State of New York
Qualified in Erie County
My Commission Expires Aug. 31, 1999

                                   SCHEDULE A

                               (LEGAL DESCRIPTION)

     ALL THAT CERTAIN piece or parcel of land situate in Tract 373 in the Township of Summit, County of Erie and Commonwealth of Pennsylvania, being Lot 1 as shown on a map entitled "Subdivision of Land of David A. Kellogg, Richard E. and Mary L. Hess and Pamela A. Giese", made by Henry T. Welks Associates, dated August 22, 1996, revised September 4, 1996 and May 19, 1997, and recorded in Erie County Map No. 1997-133, and being more particularly bounded and described as follows, to wit:

     BEGINNING at the most southerly corner of the piece herein described, at a point in the centerline of Old Oliver Road (50 foot right-of-way); thence North 27(degree) 25' 40" West, a distance of 408.58 feet to a point; thence North 69(degree) 01' 12" East, a distance of 397.38 feet to an iroN survey pin; thence North 72(degree) 03' 09" East, a distance of 37.77 feet to a point; thence South 54(degree) 1l' 20" East, a distance of 124.85 feet to A P.K. nail in the centerline of Old Oliver Road; thence South 35(degree) 48' 40" West, along the centerline of Old Oliver Road, a distance of 546.91 feet to the point of beginning. CONTAINING 2.819 acres of land to the centerline of Old Oliver Road; CONTAINING 2.509 acres of land to the northerly right-of-way line of Old Oliver Road.

     EXCEPTING therefrom a 400 square foot parcel of land conveyed to the Summit Township Sewer Authority in Erie County Record Book 70 page 635, bearing Erie County Index No. (40) 17-73-2.09.